SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               __________________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

                               __________________


                        Date of Report: November 12, 2002

                          ALTRIMEGA HEALTH CORPORATION
                          ----------------------------
               (Exact Name of Registrant as Specified in Charter)


           NEVADA                      000-29057                  87-0631750
           ------                      ---------                  ----------
(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)

4702 OLEANDER DRIVE, SUITE 200, MYRTLE BEACH, SC                    29577
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(Address of principal executive offices)                          (Zip code)

Registrant's telephone number, including area code:             (843) 497-7028
                                                                --------------

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On November 12, 2002, Altrimega Health Corporation, a Nevada corporation ("ALTRIMEGA"), through its subsidiary Sea Garden Funding, LLC, a South Carolina limited liability company ("SEA GARDEN FUNDING"), acquired real property in the Sea Garden development in North Myrtle Beach, South Carolina.

     Sea Garden is a townhouse condominium project consisting of approximately 116 sold units with an additional 10 units currently under construction and remaining sites for 49 additional units.

     Creative Holdings owns 80% of Sea Garden Funding, LLC. Sea Garden Funding paid $210,000 cash and assumed debt of $1,071,344.66 to complete the transaction. The current sales prices for the 2 bedroom 2.5 bath town homes are averaging $88,000.00. This would create approximately $5,200,000 in revenues upon sell-out. The construction costs on the remaining units to be completed would be approximately $2,775,000 at current cost estimates. Horry County State Bank provided the funding for the purchase.

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


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ALTRIMEGA HEALTH CORPORATION



Date:  November 13, 2002           By:   /s/ John W. Gandy
                                         -------------------------------------
                                   Name: John W. Gandy
                                   Its:  President and Chief Executive Officer


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